Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated February 9, 2026, relating to the consolidated financial statements of A Paradise Acquisition Corp. included in its Annual Report on Form 10-K for the year ended December 31, 2025.

San Mateo, California                             WWC, P.C.
July 8, 2026                                 Certified Public Accountants
                                     PCAOB ID No.1171